Exhibit 10.30

EXECUTION VERSION

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of the 30th day of April, 2018 by and between NantCell, Inc., a Delaware corporation (the “Company”), and NantBio, Inc. (formerly named NantBioScience, Inc.), a Delaware corporation (the “Purchaser”). Certain capitalized terms used in this Agreement without definition shall be construed to have the meanings set forth or referenced in Section 1.3.

WHEREAS, the Company has borrowed an aggregate of $98,029,281.92 from the Purchaser pursuant to a Demand Promissory Note dated January 31, 2016 (the “Promissory Note”);

WHEREAS, as of the date of this Agreement, the Company owes the Purchaser an aggregate of $102,361,584.95 under the Promissory Note, which amount includes accrued interest through the date hereof; and

WHEREAS, the Purchaser is interested in acquiring certain voting securities of the Company, solely for the purpose of investment, with no intention of participating in the formulation, determination or direction of the basic business decisions of the Company (such acquisition of securities to be paid for by the cancellation of indebtedness under the Promissory Note);

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Purchase and Sale of Stock.

1.1. Sale and Issuance of Stock.

(a) The Company previously adopted and filed with the Secretary of State of the State of Delaware the Amended and Restated Certificate of Incorporation attached hereto as Exhibit A (the “Restated Certificate”).

(b) Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing and the Company agrees to sell and issue to the Purchaser at the Closing 10,236,159 shares of Common Stock, $0.001 par value per share (the “Common Stock”), at a purchase price of $10.00 per share, for an aggregate purchase price of One Hundred Two Million Three Hundred Sixty One Thousand Five Hundred Ninety Dollars ($102,361,590). The parties acknowledge and agree that the foregoing purchase price will be satisfied through the cancellation of all indebtedness under the Promissory Note.

1.2. Closing; Delivery.

(a) The purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures, at 10:00 a.m. Pacific time, on the date of this Agreement, or at such other time as the Company and the Purchaser mutually agree upon, orally or in writing (which time and place are designated as the “Closing”).

(b) At the Closing:

(i) the Company shall deliver to the Purchaser a certificate representing the Common Stock being purchased by the Purchaser at the Closing;

(ii) the Company and the Purchaser shall execute and deliver the Investors’ Rights Agreement and the Right of First Refusal and Co-Sale Agreement; and

(iii) the Purchaser shall surrender to the Company for cancellation at the Closing the Promissory Note. For the avoidance of doubt, the parties acknowledge and agree that the cancellation of the Promissory Note satisfies in full the payment of the Shares (and the Company shall not owe any further amounts to the Purchaser under the Promissory Note).

Each of the closing deliverables shall be deemed to have been delivered simultaneously at the Closing and no deliverable shall be deemed to have been delivered until all deliverables have been delivered.

1.3. Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a) “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

(b) “Governmental Entity” means any court, regulatory or administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission or quasi-public legal authority.

(c) “Investors’ Rights Agreement” means the agreement between the Company and the Purchaser, dated as of the date of the Closing, in the form of Exhibit B attached to this Agreement.

(d) “Knowledge,” including the phrase “to the Company’s knowledge,” shall mean the actual knowledge of Patrick Soon-Shiong, Charles Kim and Shahrooz Rabizadeh.

(e) “Parties” means the Company and the Purchaser.

(f) “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(g) “Right of First Refusal and Co-Sale Agreement” means the agreement among the Company and the Purchaser, dated as of the date of the Closing, in the form of Exhibit C attached to this Agreement.

(h) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(i) “Shares” means the shares of Common Stock issued at the Closing.

(j) “Transaction Agreements” means this Agreement, the Investors’ Rights Agreement and the Right of First Refusal and Co-Sale Agreement.

2. Representations and Warranties of the Company. The Company hereby represent and warrant to the Purchaser that the following representations are true and complete as of the date of this Agreement and the date of the Closing, except as otherwise indicated.

2.1. Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property or results of operations of the Company.

2.2. Capitalization.

(a) The capitalization of the Company is as set forth on Exhibit D attached hereto. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. The rights, privileges and preferences of the Common Stock are as stated in the Restated Certificate and as provided by the Delaware General Corporation Law.

(b) Except as set forth on Exhibit D and for the rights provided in Section 3.3 of the Investors’ Rights Agreement, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock.

(c) The Company has obtained valid waivers of any rights by other parties to purchase any of the Shares covered by this Agreement. The Company is not a party or subject to any agreement or understanding, and to the Company’s knowledge, there is no agreement or understanding between any Persons that affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

2.3. Authorization. All corporate action required to be taken by the Board of Directors and equity holders of the Company in order to authorize the Company to enter into the Transaction Agreements and perform its obligations thereunder, and to issue the Shares at the Closing, has been taken or will be taken prior to the Closing. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of the Company to be performed as of the Closing, and the issuance and delivery of the Shares has been taken or will be taken prior to the Closing. The Transaction Agreements, when executed and delivered by the Company shall constitute valid and legally binding obligations of the Company, enforceable against it in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal or state securities laws.

2.4. Valid Issuance of Shares. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Investor Rights Agreement and Right of First Refusal and Co-Sale Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in Section 3 of this Agreement and subject to the filings described in Section 2.5 below, the Shares will be issued in compliance with all applicable federal and state securities laws.

2.5. Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchaser in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner.

2.6. Litigation. Except with respect to the Company’s acquisition of Altor BioScience Corporation and except with respect to the lawsuit involving Precision Biologics Inc., there is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Company’s knowledge, currently threatened (i) against the Company or any officer or director of the Company (in the case of officers and directors such as would affect the Company); (ii) that questions the validity of the Transaction Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Agreements; or (iii) to the Company’s knowledge, that would reasonably be expected to have, either individually or in the aggregate, a material adverse effect on the business, assets, liabilities, financial condition, property or results of operations of the Company. Neither the Company nor, to the Company’s knowledge, any of its officers or directors is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality such as would affect the Company.

2.7. Intellectual Property. The Company owns or has a valid right to use all patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted and, to the Company’s knowledge, without any conflict or infringement of the rights of any other Person. Neither the Company or any of its Affiliates has received any communications alleging that the Company or its Affiliates has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person, such as would affect the Company. To the knowledge of the Company, it will not be necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to their employment by the Company, such as would affect the Company.

2.8. Compliance with Other Instruments. The Company is not in violation or default (i) of any provisions of its Restated Certificate or Bylaws, (ii) of any instrument, judgment, order, writ or decree, (iii) under any agreement or contract to which it is a party or by which it is bound, or, to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company, except in the case of clause (iii) the violation of which would not have a material adverse effect on the business, assets, liabilities, financial condition, property or results of operations of the Company. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not result in any such violation by any of the Company or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement by any of the Company such as would affect the Company or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

2.9. Financial Statements. The Company has delivered to the Purchaser for the Company and its subsidiaries (i) a unaudited consolidated balance sheet as of December 31, 2017 and (ii) a unaudited consolidated income statement for the fiscal year ended December 31, 2017 (collectively, the “Financial Statements”). The Financial Statements have been prepared on a consistent basis throughout the periods indicated, accurately reflect the books, records and accounts of the Company and its subsidiaries and fairly present in all material respects the consolidated financial condition and operating results of the Company and its subsidiaries as of the dates, and for the periods, indicated therein, subject in each case to exceptions set forth on Exhibit E. Except as set forth in the Financial Statements, none of the Company nor any of its subsidiaries has any material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2017, (ii) obligations under contracts and commitments with customers and suppliers incurred in the ordinary course of business (and that are not in the nature of and do not arise out of a default or breach), (iii) liabilities and obligations of a type or nature not required under generally accepted accounting principles to be reflected in the Financial Statements and (iv) those liabilities that would not individually or in the aggregate reasonably be expected to have a material adverse effect on the business, assets, liabilities, financial condition, property or results of operations of the Company.

2.10. Tax Returns and Payments. There are no federal, state, county, local or foreign taxes dues and payable by the Company which have not been timely paid. There are no accrued and unpaid federal, state, country, local or foreign taxes of the Company which are due, whether or not assessed or disputed. The Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it.

2.11. Corporate Documents. The Restated Certificate and Bylaws of the Company are in the form provided to the Purchaser. The Company is not in violation of any provisions of its Restated Certificate or Bylaws.

2.12. Disclosure. The Company has made available to the Purchaser all the information reasonably available to the Company that the Purchaser has requested for deciding whether to acquire the Shares. No representation or warranty of the Company contained in this Agreement, and no certificate furnished or to be furnished to the Purchaser at the Closing contains any untrue statement of a material fact or to the Company’s knowledge, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

2.13. Disclaimer. Notwithstanding anything to the contrary contained in this Agreement, neither the Company nor any of its subsidiaries nor any of their respective Affiliates or representatives has made, or shall be deemed to have made, to the Purchaser or any other Person any representations or warranties other than those expressly made by the Company in this Section 2 and Section 6.7.

3. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that:

3 .1. Authorization. The Purchaser has full power and authority to enter into the Transaction Agreements. The Transaction Agreements to which the Purchaser is a party, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (b) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal or state securities laws.

3.2. Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

3.3. Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any

Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares.

3.4. Restricted Securities. The Purchaser understands that the Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Shares for resale except as set forth in the Investors’ Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

3.5. No Public Market. The Purchaser understands that no public market now exists for the Shares, and that the Company has made no assurances that a public market will ever exist for the Shares.

3.6. Legends. The Purchaser understands that the Shares and any securities issued in respect of or exchange for the Shares, may bear one or all of the following legends:

(a) “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(b) Any legend set forth in, or required by, the other Transaction Agreements.

(c) Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate so legended.

3.7. Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.8. Disclaimer. Notwithstanding anything to the contrary contained in this Agreement, neither the Purchaser nor any of its subsidiaries nor any of their respective Affiliates or representatives has made, or shall be deemed to have made, to the Company or any other

Person any representations or warranties other than those expressly made by the Purchaser in this Section 3 and Section 6. 7.

4. Conditions to the Purchaser’s Obligations at Closing. The obligations of the Purchaser to purchase Shares at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

4.1. Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all respects as of such Closing.

4.2. Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before such Closing.

4.3. Transaction Agreements. The Transaction Agreements shall have been executed and delivered by the parties thereto.

4.4. Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of such Closing.

4.5. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

5. Conditions of the Company’s Obligations at Closing. The obligations of the Company to sell Shares to the Purchaser at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

5.1. Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct in all respects as of such Closing.

5.2. Performance. The Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

5.3. Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

5.4. Transaction Agreements. The Transaction Agreements shall have been executed and delivered by the parties thereto.

6. Miscellaneous.

6.1. Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchaser or the Company.

6.2. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Celgene may assign this Agreement to one or more of its affiliates.

6.3. Governing Law. This Agreement shall be governed by the internal law of the State of Delaware.

6.4. Countemarts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.5. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6. Notices. All notices and other communications given or made pursuant to this Agreement shall, unless otherwise explicitly provided herein, be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 6.6.

6.7. No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.8. Attorneys’ Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Transaction Agreements, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.9. Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section 6.9 shall be binding upon the Purchaser and each transferee of the Shares, each future holder of all such securities, and the Company.

6.1 0. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.11. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.12. Entire Agreement. This Agreement (including the Exhibits hereto) and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

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IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first written above.

NANTCELL, INC		NANTBIO, INC

By:	/s/ Charles Kim	By:	/s/ Charles Kim

Name:	Charles Kim	Name:	Charles Kim
	(print)		(print)

Title:	General Counsel	Title:	General Counsel

Address:	9920 Jefferson Boulevard Culver City, CA 90232	Address:	9920 Jefferson Boulevard Culver City, CA 90232